                                                                    EXHIBIT 8.2

                                  [Letterhead]

                                 June 20, 1997


     Re: AMRESCO Residential Securities Corporation Mortgage Loan Asset-Backed Securities and Mortgage Pass-Through Certificates, Series 1997-__
          Registration Statement on Form S-3 No. 333-

Ladies and Gentlemen:

     We have acted as counsel to AMRESCO Residential Securities Corporation in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Mortgage Loan Asset-Backed Securities and Mortgage Pass-Through Certificates, Series 1997-__ (the "Certificates") which you plan to offer in series. Our advice formed the basis for the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in each of the prospectus supplements contained in the Registration Statement. Such description does not purport to discuss all possible federal income tax consequences of an investment in Certificates but with respect to those tax consequences which are discussed, it is our opinion that the description is accurate. In addition, assuming (i) REMIC elections are made, (ii) the Pooling and Servicing Agreement is fully executed, delivered and enforceable against the parties thereto in accordance with its terms, (iii) the transaction described in the related prospectus supplement is completed on substantially the terms and conditions set forth therein and (iv) compliance with the Pooling and Servicing Agreement, it is our opinion that for federal income tax purposes the Trust Estate [(other than the Pre-Funding Account and the Capitalized Interest Account)] will be treated as a REMIC, the Class A Certificates will be treated as "regular interests" in the REMIC and the Class R Certificates will be the sole "residual interests" in the REMIC.

     We hereby consent to the filing of this letter as Exhibit 8.2 to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus supplement under the heading "Certain Federal Income Consequences."

                                        Very truly yours,

                                        /s/ Arter & Hadden

                                        Arter & Hadden